Exhibit 10.4

WAIVER AND RELEASE OF CLAIMS

In exchange for the consideration described in the Separation Agreement (the “Separation Agreement”) by and between GraphOn Corporation (the “Company”) and Robert Dilworth (”Executive”) (together, the “Parties”), Executive hereby agrees as follows:

1. Executive’s Release

(a) Executive hereby forever releases and discharges the Company and its parents, affiliates, successors, and assigns, as well as each of their respective past, present, and future officers, directors, employees, agents, attorneys, and shareholders (collectively, the “Company Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, and liabilities, known or unknown, suspected or unsuspected, that Executive may now or hereafter claim to have had or to now have against the Company Released Parties arising out of or relating in any way to Executive’s employment with, or termination or resignation from, the Company, from the beginning of time to the date Executive signs this Waiver and Release of Claims (the “Executive’s Release”).

(b) Executive’s Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, employment discrimination, including harassment, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal, or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended (the “ADA”), the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”),  the Older Workers Benefit Protection Act, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, and the California Family Rights Act, as amended, the California Fair Employment and Housing Act, as amended, the California Labor Code, the California Government Code, or any other federal, state or local laws relating to employment or employment discrimination, and any claims for attorneys’ fees and costs (other than any claims arising under the Separation Agreement for attorneys’ fees expressly payable pursuant thereto); provided, however, that Executive’s Release does not waive, release or otherwise discharge (i) any claim or cause of action that cannot legally be waived by private agreement between Executive and the Company, including, but not limited to, any claim for unemployment benefits and any claims under Section 2802 of the California Labor Code; (ii) any rights to indemnification Executive may have under the Company’s Amended and Restated Certificate of Incorporation, as amended, or Second Amended and Restated Bylaws, or the Indemnification Agreement between the Company and Executive that is referenced in and attached as an exhibit to the Separation Agreement; (iii)  any rights Executive may have under directors and officers insurance policies and rights or claims of contribution or advancement of expenses; (iv) coverage under the Company’s D&O insurance policies; (v) any vested benefits provided under the terms of any employee benefit plan applicable to Executive; (vi) any claim or cause of action to enforce any of Executive’s rights under the Separation Agreement; or (vii) any claim or cause of action based on Executive’s rights as a shareholder of the Company.

(c) Except with respect to any claims excluded from Executive’s Release under paragraph 1(b)(i)-(vii) above (“Excluded Claims”), this release extends to any claims that may be brought on Executive’s behalf by any person or agency, as well as any class or representative action under which Executive may have any rights or benefits; Executive agrees not to accept any recovery or benefits under any such claim or action, and Executive assigns any such recovery or benefits to the Company.  For the purpose of implementing a full and complete release, Executive understands and agrees that, except with respect to Excluded Claims, this Agreement is intended to include all claims, if any, which Executive may have and which Executive does not now know or suspect to exist in his favor against the Company Released Parties and this Agreement extinguishes those claims.  Accordingly, Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California (“Section 1542”) and any similar statute or regulation in any other applicable jurisdiction.  Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d) Executive’s Release shall not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state or local agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state or local agency); provided, however, that Executive acknowledges and agrees that any claims by Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) hereby are barred.

2. ADEA Waiver and Release

.  Executive understands and agrees that he is waiving his rights under the ADEA and thus:

(a) Executive has been informed and understands and agrees that he has the period of at least twenty-one (21) calendar days after receipt of this Waiver and Release of Claims to consider whether to sign it.

(b) Executive has been informed and understands and agrees that he may revoke this Waiver and Release of Claims at any time during the seven (7) calendar days after it is signed and returned to the Company, in which case none of the provisions of this Waiver and Release of Claims and the Separation Agreement will have any effect.  Executive acknowledges and agrees that if he wishes to revoke this Waiver and Release of Claims, he must do so in writing, and that such revocation must be signed by Executive and received by the Chairman of the Board of the Company no later than the seventh (7th) calendar day after Executive has signed the Waiver and Release of Claims.  Executive acknowledges and agrees that, in the event Executive revokes the Waiver and Release of Claims, he shall have no right to receive any of the consideration described in the Separation Agreement.

(c) Executive agrees that prior to signing this Waiver and Release of Claims, he read and understood each and every provision of the document.

(d) Executive understands and agrees that he has been advised in this writing to consult with an attorney of his choice concerning the legal consequences of this Waiver and Release of Claims and the Separation Agreement and Executive hereby acknowledges that prior to signing this Waiver and Release of Claims he had the opportunity to consult, and did consult, with an attorney of his choosing regarding the effect of each and every provision of both this Waiver and Release of Claims and the Separation Agreement.

(e) Executive acknowledges and agrees that he knowingly and voluntarily entered into this Waiver and Release of Claims and the Separation Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Waiver and Release of Claims or the Separation Agreement

(f) Executive understands that he is not waiving, releasing or otherwise discharging any claims under the ADEA that may arise after the date he signs this Waiver and Release of Claims.

3. Effective Date

.  For purposes of this Waiver and Release of Claims, the “Effective Date” shall be the eighth (8th) calendar day following the date that Executive signs and returns this Waiver and Release of Claims to the Company, provided that Executive does not revoke or attempt to revoke his acceptance prior to such date.  Executive understands and agrees that, in order to receive the consideration provided under the Separation Agreement, he must execute this Waiver and Release of Claims no earlier than the Separation Date (as defined in the Separation Agreement) and no later than twenty-one (21) days following the receipt of this Waiver and Release of Claims and shall not have revoked or attempted to revoke such acceptance prior to the Effective Date.

4. Miscellaneous

.  Executive represents and warrants that he has the full legal capacity, power and authority to execute and deliver this Waiver and Release of Claims and to perform his obligations hereunder.  This Waiver and Release of Claims is binding upon and shall inure to the benefit of the Parties hereto as well as the Company Released Parties.  For purposes of this Waiver and Release of Claims, a facsimile or electronic file containing Executive’s signature printed by a receiving facsimile machine or printer shall be deemed an original signature.  This Waiver and Release of Claims shall be construed under the internal laws of the State of California except to the extent governed by federal law.

Accepted and agreed as of the date set forth below:

                     /s/ Robert Dilworth

                                                                                                           Robert Dilworth

Date:     04/12/12